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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):             January 15, 1998



                     INTERNATIONAL TECHNOLOGY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



   Delaware                        1-9037                       33-0001212
(STATE OR OTHER               (COMMISSION FILE               (I.R.S. EMPLOYER
JURISDICTION OF                    NUMBER)                  IDENTIFICATION NO.)
 INCORPORATION)

          2790 Mosside Boulevard                       15146-2792
          Monroeville, Pennsylvania

  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (Zip Code)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (412) 372-7701



                                     None
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS.

          On January 15, 1998, International Technology Corporation, a Delaware corporation ("ITC"), announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 15, 1998, among OHM Corporation, an Ohio corporation ("OHM"), ITC and IT-Ohio, Inc., an Ohio corporation and a newly-formed, wholly owned subsidiary of ITC ("IT-Ohio"). The Merger Agreement provides for the combination of ITC and OHM in a two-step transaction, the first step involving a cash tender offer (the "Offer") by IT-Ohio for 13,933,000 shares, or approximately 50.6% of the outstanding shares of common stock, par value $0.10 per share (the "Shares"), of OHM at a price of $11.50 per Share, net to each tendering shareholder in cash, followed by the merger of IT-Ohio into OHM, with OHM continuing as the surviving corporation. At the effective time of the Merger, each remaining Share outstanding will be converted into the right to receive 1.394 shares of ITC common stock, par value $0.01 per share, subject to adjustment if the aggregate number of Shares purchased by ITC in the Offer and purchased by OHM from its largest shareholder in accordance with the Merger Agreement (the "Share Repurchase"), is less than 19,168,381 Shares. IT-Ohio commenced the Offer on Friday, January 16, 1998.

          The Offer is conditioned on, among other things, the Share Repurchase having been completed, subject only to the condition that IT-Ohio shall have Paid for Shares in the Offer and there being validly tendered prior to the Expiration Date and not withdrawn 13,933,000 Shares. If more than 13,933,000 Shares are validly tendered prior to the Expiration Date and not withdrawn, IT-Ohio will accept for payment (and thereby purchase) 13,933,000 Shares on a pro rata basis, with adjustments to avoid purchases of fractional Shares.

          The offer, proration period and withdrawal rights expire at 9:00 A.M., New York City time, on Tuesday, February 17, 1998, unless the Offer is extended.

          A copy of ITC's press release dated January 16, 1998 announcing the commencement of the Offer is filed as an exhibit to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  Exhibits.

               99.1 Press release dated January 16, 1998 announcing the commencement of the tender offer.

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                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     INTERNATIONAL TECHNOLOGY
                                     CORPORATION


Date:  January 16, 1998              By:  /s/ Anthony J. DeLuca
                                          ------------------------------
                                          Anthony J. DeLuca
                                          Chief Executive Officer
                                          and President

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                                 EXHIBIT INDEX

        Exhibit No.                            Description
        -----------                            -----------

           99.1 Press release dated January 16, 1998 announcing the commencement of the tender offer.

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